UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 23, 2011

FNB UNITED CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (336) 626-8300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 23, 2011, FNB United Corp. issued a news release announcing the results of operations for the quarter ended March 31, 2011. A copy of the FNB United news release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing made by FNB United under the Securities Act of 1933, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 23, 2011, the Board of Directors of FNB United Corp. concluded, based on the recommendation of management, that the Company’s financial statements for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, should be amended and restated to correct the recorded amounts of valuation allowances for impaired loans and valuation write-downs for other real estate owned (OREO) as of December 31, 2010. FNB United has determined that the misstatement relates to its failure to reflect all events or transactions available prior to its filing its annual report on Form 10-K for the year ended December 31, 2010, that related to the valuation of impaired loans and OREO and provided additional evidence about conditions that existed as of year-end 2010.

Specifically, the corrections relate to $8.6 million in charge-offs in the first quarter of 2011 for loans that were impaired at December 31, 2010 and that should have had additional specific reserves in the December 31, 2010 allowance for loan losses, $8.9 million in specific reserves for impaired loans recorded during the first three months of 2011 that should have been included as specific reserves in the year-end 2010 allowance for loan losses due to updated appraisals received in the first quarter of 2011, and $1.4 million in write-downs of OREO in the first quarter of 2011 that should have been recorded as of December 31, 2010. Based on these corrections, FNB United has determined that the amount of the allowance for loan losses should be increased by $17.5 million, for a total of $93.7 million, for the year ended December 31, 2010, and that write-downs of OREO should be increased by $1.4 million, to a total of $9.9 million, for the year ended December 31, 2010. With these corrections, FNB United had a net loss of $135.1 million, or $11.83 per basic and diluted share, for the year ended December 31, 2010.

In addition to the impact on the financial statements of this restatement, management acknowledges the implications of the misstatement on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. A material weakness is a control deficiency, or combination of control deficiencies, that results in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company earlier identified and reported in its Annual Report on Form 10-K for the year ended December 31, 2010, a material weakness in its internal control over financial reporting as of year-end 2010 based upon there being ineffective controls with respect to the timely recognition and measurement of impairment of OREO. Based on its need to restate the 2010 financial statements, FNB United has concluded that as of December 31, 2010, an additional material weakness existed due to the fact that it did not maintain effective controls with respect to the identification and recognition of subsequent events affecting the valuation of other real estate owned and impaired loans. If not remediated, these material weaknesses could result in further misstatements of annual or interim consolidated financial statements.

FNB United expects to file the restated financial statements for the year ended December 31, 2010 in an amendment to its Annual Report on Form 10-K shortly before or concurrent with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

The Audit Committee and management have discussed their findings and conclusions with Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

99.1	News release dated May 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: May 23, 2011	By	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President

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